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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report: March 10, 2008
               Date of Earliest Event Reported: February 27, 2008



                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                   California
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                 (State or Other Jurisdiction of Incorporation)


             1-11476                                 95-3977501
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    (Commission File Number)            (I.R.S.  Employer Identification No.)


 13500 Evening Creek Drive, Suite 440, San Diego, California           92128
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         (Address of Principal Executive Offices)                   (Zip Code)


                                 (858) 391-3400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
           -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)).

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ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed in a Current Report on Form 8-K, in June 2003 World Waste Technologies, Inc. ("WWT") entered into a multi-year recycle agreement with Taormina Industries, Inc. pursuant to which, among other things, Taormina agreed to deliver residual municipal solid waste (MSW) to WWT for processing and WWT agreed to lease a building for the related recycling facility on Taormina's campus in Anaheim, California (the "Anaheim Facility"). The lease for the Anaheim Facility was entered into in July 2004. The recycling agreement, as amended, provided for automatic termination upon termination of the lease. On October 29, 2007, Taormina terminated the lease and the recycling agreement, effective as of October 31, 2007. The recycling agreement does not provide for penalties due to early termination.

         On November 7, 2007, Taormina filed an unlawful detainer action in the Superior Court of the State of California, County of Orange (the "Action") against WWT as to the Anaheim Facility. On March 5, 2008, Taormina and WWT entered into a stipulation for entry of judgment in the Action (the "Stipulation"). The Stipulation provides for: (a) the cancellation and forfeiture of the lease; (b) WWT to make a payment of $192,217.57 (the "Payment") to Taormina; and (c) WWT to remain in possession of the Anaheim Facility until June 30, 2008. WWT has made the Payment to Taormina and is planning an orderly exit from the facility, to be completed on or before June 30, 2008.

         The non-competition and right of first refusal provisions of the recycle agreement survive termination of such agreement through July 25, 2014 (the date that the lease would have expired had it not been terminated).

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Items 5.02 and 8.01.

         WWT issued and sold the options referred to in Items 5.01 and 8.01 below pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In an effort to provide certain employees and consultants with an incentive to remain committed to WWT's business while it is evaluating its strategic alternatives (as described in Item 8.01 below), on February 27, 2008, WWT's Board of Directors granted an option to acquire up to 300,000 shares of its common stock to John Pimentel, WWT's Chief Executive Officer, and an option to acquire up to 75,000 shares of its common stock to David Rane, WWT's former Chief Financial Officer (currently serving in a consulting capacity), in each case pursuant to WWT's 2007 Stock Plan. Each option has an exercise price equal to $0.155 per share ( the closing price of WWT's common stock on the date of grant) and vests in 12 equal monthly installments commencing as of March 27, 2008.

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See Item 8.01.


         ITEM 8.01.        OTHER EVENTS

         WWT announced today that it has formed a Special Committee of its Board of Directors to evaluate WWT's strategic alternatives, and that the Special Committee plans to retain a financial advisor to assist in this process. These alternatives may include, but are not limited to, a sale or merger of WWT and/or a restructuring.

         As compensation for serving on the Special Committee, each of the members thereof (Sam Cortez, James Ferris, David Gutacker and Ross Patten) was granted an option to acquire up to 300,000 shares of common stock pursuant to WWT's 2007 Stock Plan. Each option has an exercise price equal to $0.155 per share ( the closing price of WWT's common stock on the date of grant) and vests in six equal monthly installments commencing as of March 27, 2008. As additional compensation for serving on the Committee, each member is entitled to a cash fee of $5,000 per month (for up to a maximum of six months).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


             Date:  March 10, 2008           WORLD WASTE TECHNOLOGIES, INC.


                                             By:  /s/ JOHN PIMENTEL
                                                  --------------------------
                                                  John Pimentel
                                                  CHIEF EXECUTIVE OFFICER